Exhibit 21.1

List of Subsidiaries of Hilltop Holdings Inc.

As of February 26, 2015

Name	State or Other Jurisdiction of Incorporation or Formation

HTH Operating Partnership LP	Delaware
American Summit Insurance Company	Texas
ARC Insurance Holdings, Inc.	Delaware
Enspire Insurance Services, Inc.	Delaware
Enspire Premium Finance, Inc.	Texas
Excalibur Financial Corporation	Delaware
First National Group Community Development Corporation	Texas
First Southwest Holdings LLC	Delaware
First Southwest Company, LLC	Delaware
First Southwest Capital Investments, Inc.	Delaware
First Southwest Leasing Company	Delaware
First Southwest Asset Management, LLC	Delaware
FNB Fiduciary Nominee, Inc.	Texas
FSB Development, LLC	Texas
FSC Asset Administrator, LLC	Delaware
FSW Advisory Services, Inc.	Delaware
Hilltop Investments I LLC	Delaware
Hilltop Securities Holdings LLC	Delaware
Ironwood Realty Trust	Maryland
Ironwood Realty QRS 1, LLC	Delaware
Ironwood Realty TRS 1, LLC	Delaware
JE Murphy Company, Inc.	Arizona
JE Murphy Company of Florida, Inc.	Florida
NALICO General Agency, Inc.	Texas
NAGRUPCO, Ltd.	Texas
National Group Corporation	Delaware
National Lloyds Corporation	Delaware
National Lloyds Insurance Corporation	Texas
NLASCO National Lloyds, Inc.	Texas
NLASCO Services, Inc.	Texas
NLASCO Underwriter Partner 1 LLC	Delaware
NLASCO Underwriter Partner 2 LLC	Delaware
NLASCO Underwriter Partnership	Delaware
OpenRange Capital LLC	Delaware
PlainsCapital Corporation	Maryland
PlainsCapital Bank	Texas
PlainsCapital Securities, LLC	Texas
PlainsCapital Equity, LLC	Texas
PCB-ARC, Inc.	Texas
PCC Statutory Trust I	Connecticut
PCC Statutory Trust II	Connecticut
PCC Statutory Trust III	Connecticut
PCC Statutory Trust IV	Delaware
PrimeLending, a PlainsCapital Company	Texas
PrimeLending Ventures Management, LLC	Texas
PrimeLending Ventures, LLC	Delaware
RGV-ARC, Inc.	Texas
Southwest Financial Insurance Agency, Inc.	Oklahoma
Southwest Insurance Agency, Inc.	Texas
Southwest Securities, Inc.	Delaware
SWS Banc Holdings, Inc.	Delaware
SWS Financial Services, Inc.	Texas